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      As filed with the Securities and Exchange Commission on November 23, 1999
                                                      Registration No. 333-34541
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                        Post-Effective Amendment No. 2 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        PACIFIC GATEWAY PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                   MARYLAND                                04-2816560
         (State or Other Jurisdiction                   (I.R.S. Employer
      of Incorporation or Organization)              Identification Number)

            930 MONTGOMERY STREET                             94133
          SAN FRANCISCO, CALIFORNIA                        (Zip Code)
   (Address of Principal Executive Offices)

                        PACIFIC GATEWAY PROPERTIES, INC.
                           INCENTIVE STOCK OPTION PLAN
                                       and
                        PACIFIC GATEWAY PROPERTIES, INC.
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                RAYMOND V. MARINO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              930 MONTGOMERY STREET
                             SAN FRANCISCO, CA 94133
                     (Name and Address of Agent for Service)
                                 (415) 398-4800
          (Telephone Number, Including Area Code, of Agent for Service)

                                ----------------

    Copies of all communications, including all communications sent to agent for service, should be sent to:

                              LAWRENCE CALOF, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                               1530 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 849-5300



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                                EXPLANATORY NOTE


         This Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-8 (File No. 333-34541) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933 by Pacific Gateway Properties, Inc., a Maryland corporation ("Pacific Gateway Maryland" or the "Registrant"), which is the successor to Pacific Gateway Properties, Inc., a New York corporation ("Pacific Gateway New York"), following a merger effective on September 1, 1999, effected for the purpose of changing Pacific Gateway New York's state of incorporation to Maryland. Before the merger, Pacific Gateway Maryland had no assets or liabilities other than nominal assets or liabilities. In connection with the merger, Pacific Gateway Maryland succeeded to all of the assets and liabilities of Pacific Gateway New York. The merger was approved by the shareholders of Pacific Gateway New York at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. In connection with the merger, Pacific Gateway Maryland, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Omitted from this Registration Statement in accordance with the Explanatory Note to Part 1 of Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Omitted from this Registration Statement in accordance with the Explanatory Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference and made a part hereof:

(1) Pacific Gateway New York's Annual Report on Form 10-K for the year ended December 31, 1998 and the amendment thereto;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (i) above;


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(3)      The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, as amended by the Registrant's Report on Form 8-K filed on September 7, 1999.

All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Charter limits the liability of its directors and officers to the Registrant and its stockholders for money damages to the fullest extent permitted by Maryland statutory or decisional law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Registrant or its stockholders to obtain other relief, such as an injunction or rescission.

         The Registrant's Charter requires the Registrant to indemnify (i) its directors to the fullest extent provided by Maryland law now or hereafter in effect, including the advance of legal expenses and other reasonable costs under the procedures provided by such laws, (ii) its officers to the same extent it indemnifies its directors, and (iii) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The


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Registrant's Charter allows the Registrant to obligate itself to indemnify and to advance legal expenses and reasonable costs to certain other individuals to the fullest extent provided by Maryland law now or hereafter in effect. The Registrant's By-laws provide for indemnification of the Registrant's "authorized representatives" to the fullest extent provided by Maryland law.

         The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding.

         Indemnification is limited to court-ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Registrant carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:


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   EXHIBIT NO.    DESCRIPTION

   4.1 Certificate of Incorporation of Pacific Gateway Properties, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Form S-4 (File No. 333-67071) as filed on November 10, 1998).

   4.2 By-Laws of Pacific Gateway Properties, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant's Form S-4 (File No. 333-67071) as filed on November 10, 1998).

   23.1           Consent of Arthur Andersen LLP.

   24.1           Powers of Attorney.*

         *  Previously filed.

ITEM 9.           UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.


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                  (b)      That, for the purpose of determining any liability
                           under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 23rd day of November, 1999.

                                  PACIFIC GATEWAY PROPERTIES, INC.

                                  By:       /s/Raymond V. Marino
                                           -------------------------------------
                                           Raymond V. Marino
                                  Its:     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Raymond V. Marino             President, Chief Executive             November 23, 1999
----------------------------      Officer and Director
Raymond V. Marino                 (Principal Executive and Financial
                                  Officer)


/s/ Melanie L. Adkins             Controller--Corporate                  November 23, 1999
----------------------------      (Principal Accounting Officer)
Melanie L. Adkins


/s/ Neil C. Marck                Controller--Management                  November 23, 1999
----------------------------      Company
Neil C. Marck                     (Principal Accounting Officer)


/s/ Steven A. Calabrese*          Director                               November 23, 1999
----------------------------
Steven A. Calabrese


/s/ Mark D. Grossi*               Director                               November 23, 1999
----------------------------
Mark D. Grossi


/s/ Lawrence B. Helzel*           Director                               November 23, 1999
----------------------------
Lawrence B. Helzel
                                                                         November 23, 1999

/s/ Christopher L. Jarratt*       Director
----------------------------
Christopher L. Jarratt


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/s/ Richard M. Osborne*           Director                               November 23, 1999
----------------------------
Richard M. Osborne
                                                                         November 23, 1999

/s/ Martin S. Roher*              Director
----------------------------
Martin S. Roher

         *By:/s/  Raymond V. Marino
             ---------------------------
                  Raymond V. Marino
                  ATTORNEY-IN-FACT

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